UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2020

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	136400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York		10178-0599
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Item 8.01 Other Events.

On September 2, 2020, the Federal Home Loan Bank of New York ("FHLBNY") filed a Form 8-K indicating that on September 2, 2020, the FHLBNY notified its members of its amended Capital Plan (“Plan”) which became effective October 2, 2020. The FHLBNY noted that the amended Plan included a capital stock purchase requirement for all new and renewing Letters of Credit. At the time, the FHLBNY said that the specific purchase requirement would be announced by the FHLBNY at least 10 days ahead of the implementation date, that the implementation of the new purchase requirement was expected to take place no later than March 31, 2021, and that the purchase requirement would be between 0.10% and 2.50% of the outstanding principal balance of new and renewing Letters of Credit.

On February 10, 2021, the FHLBNY announced to its members that, effective March 1, 2021, the FHLBNY will implement an activity-based capital stock purchase requirement of 0.125% on the outstanding principal balance of new and renewing Letters of Credit issued by the FHLBNY on a Member’s behalf.

The foregoing is qualified in its entirety by reference to a copy of the amended Plan included herein as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Capital Plan of the Federal Home Loan Bank of New York, effective as of October 2, 2020 (with update to Appendix I effective as of March 1, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: February 10, 2021	By:	/s/ Kevin M. Neylan
Name: Kevin M. Neylan
Title: Senior Vice President and Chief Financial Officer